SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 18, 2004

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	95-4249153

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Transcript of conference call of February 18, 2004 relating to Sipex Corporation’s results for the fourth quarter and fiscal year ended December 31, 2003.

Item 12. Results of Operations and Financial Condition

     On February 18, 2004, SIPEX Corporation (the “Company” or the “Registrant”) conducted a conference call relating to its results for the fourth quarter and fiscal year ended December 31, 2003. A transcript of this conference call is attached as Exhibit 99.1.

     The information in this Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Use of Non-GAAP Financial Information

     To supplement our consolidated financial statements presented in accordance with GAAP, for the period ended December 31, 2003 and 2002, the Company is presenting non-GAAP, or pro forma, measures of revenue, loss, net loss per share and gross margin, which are adjusted from results based on GAAP, to present results of operations before considering the impact of non-cash charge related to a convertible note previously issued to a related party, inventory charges, restructuring charges, impairment charges and a reserve for deferred tax assets. These adjustments are provided to enhance the overall understanding of our current financial performance compared to the GAAP results of prior periods. Specifically, we believe that the pro forma results provide useful information to both management and investors by excluding non-cash charges that we believe are not indicative of our core operating performance. The presentation of this additional information is not intended to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States of America, and is not necessarily comparable to non-GAAP results published by other companies.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: February 23, 2004	By:	/s/ Phillip A. Kagel
Phillip A. Kagel
Senior Vice President, Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number
99.1	Transcript of conference call of February 18, 2004 relating to Sipex Corporation’s results for the fourth quarter and fiscal year ended December 31, 2003.